                                     SCHEDULE 14A
                                    (RULE 14A-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                CITATION CORPORATION
                    ---------------------------------------------
                   (Name of registrant as Specified in Its Charter)

                                     REGISTRANT
               --------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a- 6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

----------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

----------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

----------------------------------------------------------------

---------------------------


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

    (4)  Proposed maximum aggregate value of transaction:

----------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

----------------------------------------------------------------

    (2)  Form, schedule or registration statement no.:

----------------------------------------------------------------

    (3)  Filing party:

----------------------------------------------------------------

    (4)  Date filed:

----------------------------------------------------------------

                                January ___, 1997




To Our Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders which will be held at 11:00 a.m. on Tuesday, February 18, 1997, at SouthTrust Bank of Alabama's auditorium on the eighth floor of the SouthTrust Tower, located at 420 North 20th Street, Birmingham, Alabama 35203.

     Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed prepaid envelope as promptly as possible.

     We look forward to seeing you at the shareholders meeting.

                                   Yours very truly,


                                   T. Morris Hackney
                                    Chairman

                              CITATION CORPORATION

                         2 Office Park Circle, Suite 204
                            Birmingham, Alabama 35223
                                 (205) 871-5731

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                February 18, 1997

     The Annual Meeting of Shareholders of Citation Corporation, a Delaware corporation (the "Company"), will be held at SouthTrust Bank of Alabama's auditorium on the eighth floor of the SouthTrust Tower, located at 420 North 20th Street, Birmingham, Alabama, on Tuesday, February 18, 1997 at 11:00 a.m. Central Standard Time.

     At the Annual Meeting shareholders will consider and act upon the following matters:

     1. The election of nine directors, each director to hold office until his successor is elected and qualified.

     2. The proposal to authorize additional shares for issuance under the Company's Incentive Award Plan.

     3.   Ratification of the appointment of the Company's independent auditors.


     4. The transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on December 30, 1996, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting.

                                   By Order of the Board of Directors



                                   STANLEY B. ATKINS
                                   Secretary

WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                              CITATION CORPORATION
                         2 OFFICE PARK CIRCLE, SUITE 204
                            BIRMINGHAM, ALABAMA 35223

                                 --------------

                                 PROXY STATEMENT

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of Citation Corporation (the "Company"), to be voted at the Annual Meeting of shareholders, which will be held on February 18, 1997. A copy of the Annual Report of the Company for the fiscal year ended September 29, 1996, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to shareholders on or about January ___, 1997.

                               GENERAL INFORMATION
PROXY

     Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company, by granting a subsequent proxy, or by appearing in person and voting at the Annual Meeting. Proxies that are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions specified on the proxy. Where no direction is specified, proxies will be voted FOR each of the nominees for directors and FOR the other proposals. If any other matters properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

     Shareholders of record at the close of business on December 30, 1996 are entitled to notice of, and to vote at, the Annual Meeting. As of December 15, 1996, there were 17,721,040 shares of the Company's common stock issued and
outstanding, and entitled to vote.   The holders of common stock, the only class
of voting stock of the Company outstanding, are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters.

     A majority of the outstanding shares entitled to vote is necessary to provide a quorum at this meeting. The election of directors requires the vote of a plurality of the shares present or represented and entitled to vote on the election of directors. All other matters require the affirmative vote of a majority of the shares present or represented and entitled to vote on the subject matter, except the ratification of independent auditors, which requires a majority of the votes cast. Proxies marked as abstentions or as broker no votes will be treated as shares present for purposes of determining whether a quorum is present. Broker no votes (that is, shares held in street name for which proxies have been designated as not voted) are not considered entitled to vote and will not be counted as votes cast. An abstention or a proxy instructing that a vote be withheld is considered a negative vote.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy
material to beneficial owners of the Company's stock.   In addition, the Company
has engaged Corporate Communications, Inc. to deliver proxy materials to, and solicit proxies from, these institutions. Corporate Communications, Inc. will receive a fee of approximately $4,000 for its solicitation services and will be reimbursed for printing costs, postage and freight.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 15, 1996, certain information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all executive officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 15, 1996, certain information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all executive officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

                                                                    Percentage
                                             Shares                  of Common
        Beneficial Owner               Beneficially Owned (1)         Stock
        ----------------               ----------------------       ----------

T. Morris Hackney                           5,610,300 (2)(3)           31.0%
CHAIRMAN, CHIEF EXECUTIVE OFFICER
AND NOMINEE
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

Hugh G. Weeks                               1,339,754 (4)               7.4%
DIRECTOR AND NOMINEE
2 Office Park Circle, Suite One
Birmingham, Alabama  35223

R. Conner Warren                              892,900 (2)(5)            4.9%
EXECUTIVE VICE PRESIDENT OF FINANCE AND
ADMINISTRATION, TREASURER,
DIRECTOR AND NOMINEE
2 Office Park Circle, Suite 204
Birmingham, Alabama  35223

William W. Featheringill                      111,454 (4)                 *
DIRECTOR AND NOMINEE

Frederick F. Sommer                           110,000 (2)                 *
PRESIDENT AND CHIEF OPERATING OFFICER
DIRECTOR AND NOMINEE

Rodney C. Paulette                             70,750 (2)                 *
GROUP VICE PRESIDENT -
HIGH VOLUME FOUNDRIES

Virgil C. Reid                                 64,000 (2)                 *
GROUP VICE PRESIDENT -
MEDIUM VOLUME FOUNDRIES

A. Derrill Crowe                               61,429 (4)                 *
DIRECTOR AND NOMINEE

Timothy L. Roberts                             50,733 (2)                 *
GROUP VICE PRESIDENT -
SPECIAL FOUNDRIES

Thomas W. Burleson                             18,095 (2)(6)              *
VICE PRESIDENT - CONTROLLER
Franklyn Esenberg                              15,000                     *
DIRECTOR AND NOMINEE

Van L. Richey                                  12,568 (4)                 *
DIRECTOR AND NOMINEE

Frank B. Kelso, II                             10,750 (4)                 *
DIRECTOR AND NOMINEE

All directors and executive officers
as a group (13 persons)                     8,377,733 (2)(4)            46.3%
                                            ----------------           ------
                                            ----------------           ------

----------------------
* less than 1%

(1) Beneficial ownership reflects sole voting and investment power unless otherwise noted.

(2) Included in the number of shares beneficially owned by Messrs. Hackney, Warren, Sommer, Paulette, Reid, Roberts and Burleson, and all executive officers and directors as a group, are 50,000, 50,000, 100,000, 50,000, 50,000, 20,000, 15,000 and 335,000 shares, respectively, that such persons have the right to acquire within 60 days pursuant to stock options and the Company's Employee Stock Purchase Plan.

(3) Includes 9,400 shares owned by trusts for the benefit of Mr. Hackney's minor children and 300,000 shares owned by his spouse, as to all of which he disclaims beneficial ownership. Also includes 373,000 shares owned by the Hackney Charitable Foundation of which Mr. Hackney is an officer and a director with shared voting and investment power.

(4) Included in the number of shares beneficially owned by Mr. Weeks, Dr. Crowe, Mr. Featheringill, Mr. Richey and Admiral Kelso are 10,000 shares each (and by all executive officers and directors as a group, 50,00 shares in the aggregate) that non-employee directors have the right to acquire within 60 days pursuant to stock options granted under the Company's Non-Qualified Stock Option Plan for Non-Employee Directors.

(5) Includes 10,000 shares owned by Mr. Warren's spouse and 4,000 shares owned by his children.

(6) Includes 1,050 shares owned by Mr. Burleson's spouse, as to which he disclaims beneficial ownership.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The Company's Incentive Award Plan for employees is proposed to be amended at this Annual Meeting, to increase the number of shares available for grant under the Plan. Mr. Hackney, Mr. Warren, and Mr. Sommer, who are directors, director nominees and executive officers, are presently participants in the Plan and will be eligible for additional grants under the Plan.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors will be elected to hold office until their successors are elected and qualified. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. The election of each director requires the affirmative vote of a plurality of the shares present or represented and entitled to vote on the election of directors.

     Other than Mr. Esenberg, no nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. Mr. Esenberg's nomination arose from the Company's acquisition, in October 1996, of Interstate Forging Industries, Inc. ("Interstate"). One of the conditions of the Agreement and Plan of Merger relating to this acquisition was that the Company would nominate Mr. Esenberg, who was then chairman of Interstate's board of directors, for election to the Company's Board of Directors at this meeting and each annual meeting of the Company until the 1999 annual meeting. Mr. Esenberg's nomination as a member of the Company's Board of Directors is being made pursuant to this agreement. See "Compensation of Directors" for discussion of Mr. Esenberg's employment agreement.

     All nominations for membership on the Board of Directors originated with the Board of Directors. It is believed that all such nominees are available for election. If any are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES
     All of the nominees as listed below are now directors of the Company and have served continuously in that capacity since their first election or appointment. The Company's bylaws provide for a minimum of one and a maximum of fifteen directors, with the number of directors to be determined by the Board. The Board of Directors has presently fixed the number of directors at nine. The Board was increased from seven to nine directors since the last annual meeting, and Mr. Sommer and Mr. Esenberg were appointed to the two newly-created directorships, to serve until this annual meeting. The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

T. MORRIS HACKNEY
          Mr. Hackney, age 64, is Chairman of the Board and Chief Executive Officer of Citation Corporation. He founded the Company in 1974 and has served as its Chief Executive Officer since that time. In addition, Mr. Hackney held the position of President of the Company until July 1996, when Mr. Sommer joined the Company. Mr. Hackney is also a director of Alabama National Bancorporation*.
                                                             Director since 1974

FREDERICK F. SOMMER
          Mr. Sommer, age 54, is President and Chief Operating Officer of the
          Company.   He was President and Chief Operating Officer of Automotive
          Industries, Inc. from 1992 until his appointment as its President and Chief Executive Officer in 1994. He remained in that position after Automotive Industries, Inc. was acquired by Lear Corporation in 1995, and also served as a Senior Vice President of Lear Corporation, until joining Citation Corporation in July, 1996. Mr. Sommer was appointed to a newly-created position on the Board of Directors in July, 1996.
                                                             Director since 1996

R. CONNER WARREN
          Mr. Warren, age 52, is Executive Vice President of Finance and Administration, Treasurer and Chief Financial Officer of the Company. He joined the Company in 1975, shortly after its founding. Since that time, Mr. Warren has served the Company in various capacities and is currently its senior administrative and financial officer. He is a past president of the American Foundryman's Society and of the American Cast Metals Association and is currently the U.S. Representative to the International Association of Foundry Technical Associations and a member of its executive board.
                                                             Director since 1975

A. DERRILL CROWE
          Dr. Crowe, age 60, is a physician and has been the Medical Director of the Alabama Kidney Stone Foundation since 1985. Dr. Crowe has also been President, Chief Executive Officer and a director of MAIC Holdings, Inc.,* since 1976, and is a director of Prime Medical Group, Inc.
                                                             Director since 1994

FRANKLYN ESENBERG
          Mr. Esenberg, age 63, was Chairman of Interstate Forging Industries, Inc. from 1971 until its acquisition by the Company in October, 1996, and was Chief Executive Officer of Interstate from 1971 to 1990.
          Mr. Esenberg was appointed to a newly-created position on the Company's Board of Directors following the closing and pursuant to the provisions of the Agreement and Plan of Merger by which Interstate was acquired by the Company.
                                                             Director since 1996

WILLIAM W. FEATHERINGILL
          Mr. Featheringill, age 54, has been President and a member of the board of directors of Private Capital Corporation, a private investment company, since 1973, and Chairman of Electronic Healthcare Systems, Inc., a computer systems company, since 1995. Mr. Featheringill was a co-founder and President of Complete Health Services, Inc., a health maintenance organization, until the company was sold in 1993. He was the founder and Chairman and Chief Executive Officer of MACESS Corporation, a computer software and services company, until the company was sold in 1995. Mr. Featheringill is also a director of BioCryst Pharmaceuticals, Inc.*
                                                             Director since 1994

FRANK B. KELSO II
          Admiral Kelso, age 63, was Chief of Naval Operations for the United States Navy from 1990 until his retirement in 1994. From 1988 to 1990, he was Commander-in-Chief, United States Atlantic Command and Supreme Allied Commander, Atlantic; he served from 1986 to 1988 as Commander-in-Chief of the Atlantic Fleet, and from 1985 to 1986 as Commander of the Sixth Fleet.
                                                             Director since 1994

VAN L. RICHEY
          Mr. Richey, age 47, has served as President and Chief Executive officer of American Cast Iron Pipe Company ("ACIPCO") since 1989. He joined ACIPCO in 1976 and served in several sales positions until he became Vice President-Sales and Secretary in 1986. Mr. Richey is also a director of SouthTrust Bank of Alabama, National Association.*
                                                             Director since 1994

HUGH G. WEEKS
          Mr. Weeks, age 53, joined the Company in 1977 and after that time served the Company in various corporate and operational capacities, most recently as President of Citation Foam division. Effective January 1, 1995, Mr. Weeks terminated his employment with the Company to pursue other business interests; he is presently Chairman and Chief Executive Officer of Custom Chip Connections, Inc.
                                                             Director since 1977


* A company having a class of stock registered under the Securities Exchange Act of 1934.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

     The Board of Directors held four formal meetings during the fiscal year ended September 29, 1996. All incumbent directors attended at least 75% of the board and committee meetings held during the year.

     The Executive Committee of the Board of Directors consists of Mr. Hackney, Mr. Warren, and Mr. Richey. Pursuant to authority granted under the Company's bylaws, the Executive Committee is empowered to act for the Board of Directors until further action of the Board and to exercise all the powers of the Board of Directors when the Board is not in session. The Executive Committee does not have the power to amend the bylaws, fill vacancies in the Board, appoint the Company's independent accountants, set compensation of employees, award stock options, or act on any other matter that requires the action of the full Board or another committee. The Executive Committee did not formally convene during fiscal 1996, but took action by unanimous written consent on numerous occasions.

     The Audit Committee of the Board of Directors consists of Mr. Featheringill, Dr. Crowe, and Mr. Weeks. The Audit Committee is charged with recommending to the Board of Directors the independent accountants to be selected as the Company's auditors, reviewing the audit plan, financial statements and audit results, reviewing with internal and independent auditors the accounting practices and policies, and overall accounting and financial controls, and conducting an appropriate review of all related party transactions and potential conflict of interest situations. The committee met one time during the 1996 fiscal year.

     The Compensation Committee of the Board of Directors consists of Dr. Crowe, Admiral Kelso, and Mr. Richey. The committee met three times during the 1996 fiscal year. The Compensation Committee is responsible for review of the compensation of all employees of the Company except non-salaried workers, the approval or alteration of the Company's bonus plan, and approval or alteration of the salaries paid to the chief executive officer. This Committee also administers the Company's 1994 Incentive Award Plan, Employee Stock Purchase Plan, and Non-Qualified Stock Option Plan for Non-Employee Directors and acts such other matters as the Board may request or direct.

EXECUTIVE COMPENSATION

     The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Company during the last three fiscal years for services by each of the chief executive officer and the other four highest paid executive officers of the Company who were serving as such at the end of fiscal 1996 whose total salary and bonus exceeded $100,000 during fiscal year 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                                                                             Compensation
                                                                                            --------------
                                                                                                                  All Other
                                                     Annual Compensation                        Awards          Compensation(2)
                                                    ---------------------                      --------        -----------------
                                                                                              Securities
             Name and                   Fiscal                                                Underlying
        Principal Position               Year                Salary          Bonus             Options(1)
       --------------------             ------              --------        -------           -----------
T. Morris Hackney                        1996               $208,000        $316,472              -0-              $13,905
CHAIRMAN AND CHIEF EXECUTIVE             1995                196,500         402,199              -0-                5,721
OFFICER                                  1994                164,500         269,177             50,000              6,283

R. Conner Warren                         1996                156,000         237,354              -0-               11,355
EXECUTIVE VICE PRESIDENT                 1995                146,800         278,808              -0-                5,721
OF FINANCE AND ADMINISTRATION            1994                128,000         185,085             50,000              6,283

Virgil C. Reid                           1996                135,200         168,772              -0-               10,335
GROUP VICE PRESIDENT,                    1995                127,150         161,428              -0-                5,721
MEDIUM VOLUME FOUNDRIES                  1994                117,000          83,877             50,000              6,283

Rodney C. Paulette                       1996                135,200          97,247              -0-               10,335
GROUP VICE PRESIDENT,                    1995                130,600         206,534              -0-                5,721
HIGH VOLUME FOUNDRIES                    1994                119,550         129,766             50,000              6,283

Timothy L. Roberts                       1996                130,000         144,899              -0-               10,435
GROUP VICE PRESIDENT,                    1995                 45,000          -0-                40,000               -0-
SPECIAL FOUNDRIES                        1994                  N/A            N/A                 N/A                 N/A

(1) The Company's Incentive Award Plan provides for grants of restricted stock and stock appreciation rights, but no such awards have been made to any of the named officers.

(2) The amounts shown in this column consist of Company contributions to the Company's 401(K) Retirement Plan in the amount of $4,060 for Mr. Roberts and $3,705 for each of the other officers and the Company contributions to the Company's Deferred Compensation Plan in the amounts of $10,200 for Mr. Hackney, $7,650 for Mr. Warren, $6,630 each for Mr. Reid and Mr. Paulette, and $6,375 for Mr. Roberts.


                        OPTION GRANTS IN LAST FISCAL YEAR

There were no option grants in fiscal 1996 to the named executive officers.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information on the aggregate value of unexercised stock options held by the named executive officers as of September 29, 1996. No stock options were exercised by any named executive officer during the 1996 fiscal year, and no stock appreciation rights are held by any such officer.

                                                                                                              Value of
                                                                         Number of                           Unexercised
                                                                        Unexercised                         In-the-Money
                                  Shares                               Options/SARs                         Options/SARs
                                 Acquired                           at Fiscal Year End                  at Fiscal Year End(1)
                                    on                             --------------------                -----------------------
      Name                       Exercise      Realized        Exercisable       Unexercisable      Exercisable      Unexercisable
-----------------               ----------    ----------      -------------     ---------------    -------------    ---------------
T. Morris Hackney                   -0-           N/A            37,500             12,500            89,531            29,844

R. Conner Warren                    -0-           N/A            37,500             12,500            119,531           39,844

Rodney C. Paulette                  -0-           N/A            37,500             12,500            119,531           39,844
Virgil C. Reid                      -0-           N/A            37,500             12,500            119,531           39,844

Timothy L. Roberts                  -0-           N/A            20,000             20,000              -0-               -0-

(1) Based on $11.1875 per share, the average of high and low prices reported by NASDAQ on September 27, 1996, the last business day of fiscal 1996.

COMPENSATION OF DIRECTORS

     STANDARD ARRANGEMENTS. The Company's outside directors receive an annual retainer of $7,000 and receive $2,000 for each Board of Directors meeting attended, in addition to reimbursement of travel and other expenses related to their duties. Each director who is a member of a committee receives $1,000 for each committee meeting attended, unless the committee meeting occurs in conjunction with a Board of Directors meeting, in which case no additional compensation is paid. Directors who are also employees of the Company are not compensated for meetings they attend.

     Upon initial appointment or election to the Board of Directors, non-employee directors are eligible to receive a one-time grant of options to purchase 10,000 shares of Common Stock of the Company under the Company's Non-Qualified Stock Option Plan for Non-Employee Directors.

     OTHER ARRANGEMENTS. In connection with the acquisition of Interstate by the Company, Interstate entered into an employment agreement with Mr. Esenberg, whereby Mr. Esenberg would serve as Vice Chairman of Interstate for a period beginning on the date of Citation's acquisition of Interstate and ending on December 31, 2001. Pursuant to the terms of this employment agreement, Mr. Esenberg receives an annual salary of $67,000 and receives fringe benefits customarily provided to Interstate's executive employees for his services as Vice Chairman to Interstate. This employment agreement also contains certain noncompetition provisions whereby Mr. Esenberg has agreed not to compete with Interstate during the term of his employment agreement.

EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with T. Morris Hackney and R. Conner Warren pursuant to which Mr. Hackney serves as Chairman and Chief Executive Officer, and Mr. Warren serves as Executive Vice President of Finance and Administration and Treasurer. Each agreement provides for an initial term of three years commencing on August 9, 1994, the closing date of the Company's initial public offering. Each agreement provides that, at the end of each year of its term, the agreement is automatically extended for an additional year, unless either the Company or the executive elects, on 180 days' notice, for the agreement not to be so extended. The base salaries of Messrs. Hackney and Warren under the contract for fiscal 1996 were $208,000 and $156,000 per year, respectively. These base salaries may be raised periodically at the discretion of the Compensation Committee. Messrs. Hackney and Warren are also entitled to cash bonuses pursuant to the Company's management bonus plan. See "Report on Executive Compensation" below. In the event employment is terminated by the executive because of a material breach by the Company, or by the Company, without cause, including in connection with a change in control of the Company, the executive will be entitled to receive his current compensation for the remainder of the agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of Dr. Crowe, Admiral Kelso and Mr. Richey, none of whom is or has been an employee of the Company or any of its subsidiaries. The Committee was first appointed in 1995, following the Company's initial public offering in August, 1994.

     The Compensation Committee's duties as set out by the Board include review of the compensation of all salaried employees, approval or alteration of the Company's bonus plan, and approval or alteration of the salaries paid to the twenty-five most highly compensated salaried employees. The Committee also administers the Company's Incentive Award Plan and the Employee Stock Purchase Plan.

     During the 1996 fiscal year, the Compensation Committee undertook a review of the Company's compensation policies and practices. Among the goals of this review was to determine whether those policies and their practical application are compatible with Citation's growth strategy and management philosophy, and to evaluate the competitive levels of Citation's salary structure and benefits.

COMPENSATION POLICIES

     The goal of Citation Corporation's compensation philosophy and structure has always been to maintain a salary structure that allows the Company to attract and retain managers at both the division level and the corporate level who are among the most qualified in their positions and within Citation's industry. To accomplish this, Citation attempts to pay a base salary which is on the lower range of competitive salaries based upon the locality, industry and specialty, and to provide performance-based incentive bonuses so that the potential would place Citation managers at the upper end of the competitive range of total compensation.

    At the Committee's request the Company engaged an outside specialized consultant to review compensation policies and actual compensation so that the Committee could have more detailed information on which to evaluate whether the Company's goals are well-served by its compensation structure, and whether current compensation paid to key employees is actually competitive. Management was directed to set up the compensation study and have the results presented to the Committee during May, 1996.

    The Company retained William M. Mercer, Inc. of Atlanta, Georgia. The conclusion of Mercer's analysis was that total compensation of Citation executive and staff personnel had been generally competitive at the 1995 size of Citation, though compared with similar-size manufacturing corporations in 1996, total compensation of most employees was below the median, and total compensation of the chief executive officers and the other named executive officers, as a group, was 92.6% of the median. Based upon its review of the information submitted by the consultants, the Committee believes that the Company's policy of combining base salary with a significant performance incentive element is fundamentally sound, and that in practice it has generally been effective in achieving the Company's goals. The Committee did recommend that management consider individual increases in base salaries where appropriate, though there were no significant adjustments to the compensation of the chief executive officer or the other named executive officers.

    The Committee also determined, and recommended to the Board, that while the Committee should continue to review compensation of the key individuals in the Corporation on a periodic basis, only the chief executive officer's compensation should be the direct responsibility of the Committee. In the Committee's view, the chief executive officer, in consultation with appropriate members of management, should establish compensation levels for other personnel. At the division level, salary recommendations by the general managers with review and approval by the group vice presidents and chief operating officer were considered appropriate. The same broad procedures of recommendation by the respective managers and approval at the next level of management also applied to other key personnel.

    The Committee reviewed and approved the fiscal 1996 bonus plan submitted by the chief executive officer, which was substantially similar to the plan for previous years.

SALARIES AND ANNUAL PERFORMANCE BONUSES

    Salaries for key employees, including the named executive officers other than Mr. Hackney and Mr. Warren, are reviewed annually by the managers to whom they report. The review involves a subjective evaluation of individual performance and responsibilities in light of total cash compensation. Base salaries for Mr. Hackney and Mr. Warren are established pursuant to their
employment agreements with the Company.   During fiscal 1996, the Committee also
reviewed and approved the compensation of Mr. Sommer, who joined the Company as its president and chief operating officer late in fiscal 1996 (and who did not therefore fall within the group of named executive officers for last year). Mr. Sommer's base annual salary was set at $234,000.

    A principal component of Citation Corporation's compensation structure has been its performance bonus programs. Incentive plan programs and participants
for hourly workers vary by division.   Corporate staff and group and corporate
management participate in a management bonus pool that is 5% of net income before taxes and corporate administrative charges. Each division retains 10% of its net income before tax and corporate administrative charges, which is distributed as bonuses within the division, as determined by the group vice president and general managers with the approval of the chief operating officer and chief financial officer. Thus, general managers' bonus compensation is based on the financial performance of their respective divisions, group vice presidents on earnings of the divisions that report to them, and bonuses for corporate management are based on overall Company profitability. Individual bonuses, which are paid quarterly, are specific percentages of the total bonus pool, allocated by job levels. Of the named executive officers, the bonuses for the chief executive officer, executive vice president of finance and administration, and vice president-controller are based on overall Company profitability, and the group vice presidents' are based on profitability of their respective groups.

STOCK OPTIONS

    The Compensation Committee also recommended that the use of incentive stock options under the Company's Incentive Award Plan be continued as a long-term incentive element of compensation, and that subject to approval by the shareholders, the Plan be increased by the addition of 200,000 Citation shares per year for each of the next five years, commencing in fiscal 1997. These additional shares would be available for incentive awards based upon recommendation by management and approval by the Compensation Committee. This proposal was adopted by the Board and is being presented to the shareholders for consideration at this annual meeting.

    At the time of his employment, Mr. Sommer was granted options for 100,000 shares, exercisable immediately and for a five year period at an exercise price of $12.06 per share, which is the average of the high and low prices of the Company's common stock sold on the date the options were granted.

    No other grants of options were made during fiscal 1996 to any of the named executive officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In the 1996 fiscal year, Mr. Hackney's base salary was $208,000, which is a 5.8% increase over fiscal 1995, and is set in accordance with the terms of his employment agreement with the Company. His performance bonus for 1996, which is derived from a formula based on overall Company net earnings before income taxes and corporate administrative charges, was $316,472.

    Mr. Hackney's compensation is also determined in accordance with the overall corporate compensation policy of establishing base salaries at the lower end of the competitive range and bonuses at the higher end of the range so that overall compensation of Citation executives is competitive with similar companies.

    In fiscal 1996, Mr. Hackney's compensation was included in the review conducted by Mercer, and was ranked by that analysis as being below the median of other chief executive officers of manufacturing companies of similar size to Citation Corporation.

    All members of the Compensation Committee concur in this report to the shareholders.

         A. Derrill Crowe
         Frank B. Kelso, II
         Van L. Richey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Van L. Richey, a director and nominee for director, is a director of SouthTrust Bank of Alabama, National Association. The Company maintains its primary credit facility with a group of lenders including SouthTrust Bank of Alabama, National Association, and presently has a revolving credit facility with this lending group of up to $230 million. The largest amount owed by the Company under such credit facility during fiscal 1996 was approximately $133 million.

                                  PERFORMANCE GRAPH

    The graph below sets forth Company's cumulative total stockholder return during the period from the Company's initial public offering through its fiscal year end, compared to the NASDAQ Stock Market - U.S. index and a peer group index composed of Intermet Corporation, Atchison Casting Corporation, Sudbury,
Inc., and Westcast Industries, Inc.   The members of the peer group are to the
Company's knowledge the only companies in the U.S. foundry business whose stock was publicly-traded during the period shown in the graph.

    Historical stock price performance is not necessarily indicative of future results.


                                  [GRAPH]


RESEARCH                                    Total Return - Data Summary

                                         CAST

                                                 Cumulative Total Return
                                            ---------------------------------
                                             8/02/94   9/94    9/95   9/96

CITATION CORP ALA                 CAST           100    144     225    142

PEER GROUP                        PPEER1         100     99     137    160

NASDAQ STOCK MARKET-US            INAS           100    106     146    173


Total return calculations assume annual dividend reinvestment. Citation Corporation has never paid a cash dividend (other than S corporation dividends to then existing shareholders prior to the Company's initial public offering and change to C corporation status in fiscal 1994).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    The information set forth in the following paragraph is based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended September 29, 1996, and Form 5 and amendments thereto furnished to the Company with respect to that fiscal year, if any, and written representations received by the Company.

    Of those persons who, at any time during the fiscal year ended September 29, 1996, were directors, executive officers, or beneficial owners of more than 10 percent of the Company's outstanding stock, none of such persons failed to file, on a timely basis, as disclosed in the above forms, reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.


                                  PROPOSAL NUMBER 2:

                   AUTHORIZATION OF ADDITIONAL SHARES FOR ISSUANCE
                            UNDER THE INCENTIVE AWARD PLAN

The Company instituted its Incentive Award Plan concurrently with its initial public offering in 1994. Management believes this Plan has served as a valuable incentive for employees of the Company and has thus been a significant contributing factor to the Company's progress. When originally adopted, this Plan authorized and reserved for issuance 750,000 shares of the Company's common stock. As of December 30, 1996, options and restricted stock awards for an aggregate 740,500 shares had been granted to 94 employees, and presently only 9,500 shares remain available for grant under the Plan. At a meeting of the Board of Directors in August, 1996, the Board adopted a proposal to amend the Plan by increasing the number of shares available. This proposal will, if adopted by the shareholders at this annual meeting, authorize and reserve an additional 200,000 shares per year for each of the next five years, for an aggregate of 1,000,000 additional shares.

    The proposed amendment provides that on and after August 15, 1996, no more than 200,000 shares of the Company's common stock shall, in any fiscal year, be first available for award under the Plan in any one year, so that awards for shares that may be delivered or purchased under the Plan during any fiscal year shall not exceed an aggregate of 200,000 shares, in addition to the shares theretofore available. In the event awards for fewer than 200,000 shares are made in any year, the remainder will be available for award in subsequent years, together with any shares available for grant prior to August 15, 1996 and any shares that become available pursuant to the lapse, expiration, termination or cancellation of any award or the reacquisition of shares pursuant to the rights reserved upon issuance.

SUMMARY OF THE PLAN

    PURPOSE, TYPES OF AWARDS AND INDIVIDUAL LIMITS. The purpose of the Incentive Award Plan is to provide long-term incentives and rewards to those employees largely responsible for the success and growth of the Company, to assist the Company in attracting and retaining such employees and to associate their interests with those of the Company's stockholders. The Plan is administered by the Compensation Committee of the Board of Directors. Awards under the Plan may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock or performance shares or any combination of the foregoing. The form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among participants. Any participant may be granted multiple awards, but no one participant may be granted, in the aggregate, awards which would result in his or her receiving more than 10% of the maximum number of shares available under the Plan.

    SHARES ISSUABLE UNDER THE PLAN. Shares of the Company's common stock issued under the Plan may be either authorized but unissued shares or treasury shares. In the event of a lapse, expiration, termination or cancellation of any award or the reacquisition of shares pursuant to the rights reserved upon issuance, the shares subject to or reserved therefor may again be used for new awards, so long as the number of shares issued under the Incentive Plan does not exceed the total authorized number, which is presently 750,000 and if this proposed amendment is adopted, will be 1,750,000.

    PERSONS ELIGIBLE. Active full time and part time key employees of the Company and its subsidiaries are eligible to participate in the Plan. Non-employee directors are not eligible. While the concept of a "key employee" eligible to participate is necessarily flexible, as of December 30, 1996, 69 employees (including a total of seven current employed directors and executive officers) have been granted options under the Plan, and restricted stock awards were made to 25 persons employed by Interstate Forging Industries, Inc. in connection with the Company's acquisition of Interstate. The Compensation Committee has sole authority and discretion to designate eligible participants and determine the types of awards to be granted and their terms and conditions, including exercise date, vesting schedule and exercise price.

    INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS. The option price for incentive stock options and non-qualified stock options granted under the Plan may not be less than the fair market value of the Company's common stock on the date of grant. For incentive stock options granted to persons owning 10% or more of the Company's outstanding stock, the option price may not be less than 110% of fair market value on the date of grant, and no person may be granted incentive stock options if under all plans of the Company such person holds options first exercisable during such calendar year for shares having an aggregate fair market value, as of the date of grant, of more than $100,000. While the Committee has discretion to determine the exercise period, no options have been granted to date that are exercisable for more than five years. The Plan allows options to be exercised by payment in cash or by the delivery of already-owned shares of Company stock, at the employee's election. The effect of this feature is to allow a participant to deliver a relatively small number of shares in satisfaction of the exercise price of a larger option.

    As of the end of the 1996 fiscal year, options for 697,000 shares were outstanding under the Plan at an average exercise price of $9.86. On December 31, 1996, the closing price of the Company's common stock was $10.25 per share.

    STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK. Stock appreciation rights ("SAR's") may be granted either singly or in tandem with options, on such terms and conditions as the Compensation Committee may determine, except that the exercise period for an SAR in tandem with an option may not exceed the exercise period for the underlying option. Restricted stock grants may also be granted on terms established by the

Compensation Committee as long as such grants are conditioned on continued employment with the Company. As of December 30, 1996, restricted stock grants aggregating 43,500 shares had been awarded to 25 persons employed by Interstate Forging Industries, Inc. in connection with the Company's acquisition of Interstate in October, 1996. No stock appreciation rights have been granted under the Plan.

    NON-TRANSFERABILITY. No awards under the Plan or any rights or interest therein are assignable or otherwise transferable except by will or the laws of descent and distribution. Participants under the Plan have no rights as shareholders unless and until certificates for shares are issued to the participant.

    AMENDMENT AND TERMINATION. Unless approved by the shareholders, the Plan may not be amended to increase the maximum number of shares under the Plan or the maximum number of shares that may be awarded to any individual, to extend the maximum period during which awards may be granted under the Plan, or to make any other changes in the Incentive Plan that would require shareholder approval under SEC Rule 16b-3. No awards may be made under the Incentive Plan after December 31, 2003, but the Plan will continue in effect for existing awards so long as such awards are outstanding. The Committee may terminate the Plan at any time in whole or in part, but such termination may not adversely affect any rights or obligations with respect to any awards theretofore made.

FEDERAL INCOME TAX TREATMENT

    INCENTIVE STOCK OPTIONS. An employee should not realize taxable income at the time of the grant of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant. No taxable income should be realized by an employee and the Company will not be entitled to a federal income tax deduction in respect of the exercise of an incentive stock option. However, exercise of an incentive stock option will give rise to an item of tax preference to the employee equal to the excess, on the date of exercise of the option, of the fair market value of the shares acquired through such exercise over the option price of such shares, and such item of tax preference may be subject to the alternative minimum tax. The Company would not be entitled to a tax deduction in respect of any such item of tax preference.

    If the shares acquired through the exercise of an incentive stock option are sold more than two years after the date of the grant of the option and more than one year after the date of the transfer of such shares to the employee, and the option price of such shares had been paid in cash, the full difference between the amount realized on the sale and the option price will constitute long term capital gain or loss to the employee and no deduction will be allowed to the Company. However, if and to the extent that shares previously acquired by the employee had been delivered in payment of the option price of the option, upon sale of an equivalent number of shares received on exercise of the option, more than two years after the date of grant of the option and one year after the date of transfer of such shares to the optionee, the full difference between the amount realized on the sale and the adjusted tax basis of the previously acquired shares delivered in payment of the option price should constitute long term capital gain or loss. Upon sale of any shares acquired on exercise of the incentive stock option in excess of the number of previously acquired shares delivered by the employee in payment of the option price, more than two years after the date of transfer of such shares to the employee, the amount realized on the sale of such shares should constitute long term capital gain. The Company will not be entitled to a tax deduction in respect of any such sales.

    If the shares acquired through the exercise of an incentive stock option are sold or otherwise disposed of at a gain within two years after the date of grant of the option or within one year after the transfer of such shares to the employee (a "disqualifying disposition"), the employee should realize income subject to tax at ordinary income rates equal to the difference between the option price of the shares and the lesser of (a) the amount realized on such disposition and (b) the fair market value of the shares on the date of exercise, with any appreciation after the date of exercise generally constituting long or short term capital gain (depending on whether the shares were considered held by the employee for federal income tax purposes for more than one year prior to such disposition). The Company should be able to claim a tax deduction in the amount of ordinary income (but not capital gain) realized by the employee. However, in the case of a disqualifying disposition by an employee who was an officer or director on the date of exercise of the option, the employee will generally realize income subject to tax at ordinary income rates and the Company will be entitled to a tax deduction in an amount equal to the difference between the option price of the shares and the lesser or (a) the amount realized on such disposition, and (b) the fair market value of the shares on the first day when the employee could have sold the shares at a profit without liability under the SEC short-swing profit rules, which would generally have been six months after the date of exercise, with any appreciation thereafter generally constituting long or short term capital gain to the employee and without any tax deduction to the Company in respect of such gain. If shares, previously acquired by an officer or other employee through the exercise of an incentive stock option, are delivered by the employee in payment of the option price of an incentive stock option prior to satisfaction of the statutory holding periods applicable to such shares, such delivery will constitute a disqualifying disposition of such previously acquired shares that may give rise to ordinary income to the employee and a tax deduction to the Company in accordance with the rules described above, and no capital gain would be realized by the employee at the time of such disposition.

    NON-QUALIFIED STOCK OPTIONS. An employee who is granted an option which does not qualify as an incentive stock option should not be subject to federal income tax upon the grant of the option, and the Company should not be entitled to a tax deduction by reason of such grant. Upon exercise of the option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee and subject to withholding unless the shares so received are subject to a substantial risk of forfeiture, in which event (unless the employee elected to be taxed on exercise) compensation should generally be realized subject to federal income tax and withholding only at the time the shares are no longer subject to a substantial risk of forfeiture, with the amount of compensation realized being the excess of the fair market value of the shares at that time over the option price. Shares received by an officer or director of the Company upon exercise of an option would be considered subject to a "substantial risk of forfeiture" for this purpose so long as the sale of such shares could subject the individual to suit under the short-swing profits recapture provision of federal securities legislation, generally a period of six months. The Company may claim a tax deduction at the time and in the amount that such taxable compensation is realized by the employee.

    RESTRICTED STOCK AWARDS. Unless an election is made as described below, an employee who receives an award of restricted stock under the Plan will not realize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time. When the awards become vested (I.E., when restrictions lapse through passage of time or otherwise) or the election described below is made, participants will realize income and the Company may claim a deduction at such time in an amount equal to the fair market value of the shares less any amount paid by the participant. Dividends paid to the employee with respect to restricted stock prior to their vesting constitute compensation and, as such, are taxable to the participant and deductible by the Company.

    Pursuant to provisions of Section 83(b) of the Internal Revenue Code as amended, the recipient of restricted stock under the Plan may elect to be taxed at the time of the award. If the participant so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the participant, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction.

    STOCK APPRECIATION RIGHTS. The grant of stock appreciation rights should not result in taxable income to the recipient or a tax deduction for the Company. The exercise of stock appreciation rights should result in compensation taxable as ordinary income to the employee subject to withholding, and in a tax deduction for the Company, in the amount of the cash paid and the fair market value of any shares issued or transferred, unless any such shares are subject to a substantial risk of forfeiture, in which event, (unless the employee elected to be taxed on exercise) compensation should generally be realized subject to federal income tax and withholding and a tax deduction should be available to the Company only at a time the shares are no longer subject to a substantial risk of forfeiture, with the amount based on the fair market value of the shares at that time. Shares received by an officer or director of the Company would be considered subject to a "substantial risk of forfeiture" for this purpose so long as the sale of such shares could subject the individual to suit under the short-swing profits recapture provision of federal securities legislation.

NEW PLAN BENEFITS

    While it is expected that all current executive officers, including the named executive officers, will be eligible for grants and will likely be granted options or restricted stock awards under the Plan in the future, the number and value of such grants are not presently determinable.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR Proposal number 2, to increase the number of shares available under the Incentive Award Plan.

                                  PROPOSAL NUMBER 3:
                         RATIFICATION OF INDEPENDENT AUDITORS


    At the recommendation of the Audit Committee, the Board of Directors has selected Coopers & Lybrand, L.L.P., as the Company's independent auditors for the fiscal year ending September 28, 1997, subject to ratification by the shareholders at the Annual Meeting. Coopers & Lybrand, L.L.P., Certified Public Accountants, served as the Company's independent auditors for the fiscal year ending September 29, 1996, and has performed this function for the Company since 1987. Representatives of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions of shareholders.

    The Board of Directors of the Company recommends a vote FOR Proposal number 3, the ratification of the appointment of Coopers & Lybrand, L.L.P., as the Company's independent auditors for the 1997 fiscal year.

                                    OTHER MATTERS

    The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

                               SHAREHOLDERS' PROPOSALS

    Any proposal which a shareholder expects to present at the next annual meeting to be held in 1998 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than September 18, 1997, in order to be included in the proxy material for the 1998 meeting. All proposals must be sent to the Company by Certified Mail, Return Receipt Requested, and must comply with the Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

    THE ANNUAL REPORT OF THE COMPANY THAT ACCOMPANIES THIS PROXY STATEMENT CONTAINS CERTAIN OF THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE 10-K WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO STANLEY B. ATKINS, SECRETARY, CITATION CORPORATION, NO. 2 OFFICE PARK CIRCLE, SUITE 204, BIRMINGHAM, ALABAMA 35223.

                                  By Order of the Board of Directors

                                  STANLEY B. ATKINS
                                  Secretary

                                      APPENDIX A

                               TO CITATION CORPORATION
                                 1997 PROXY STATEMENT

                                 INCENTIVE AWARD PLAN
                              AS PROPOSED TO BE AMENDED

                                 CITATION CORPORATION
                                 INCENTIVE AWARD PLAN

                               AS PROPOSED TO BE AMENDED
              SUBJECT TO SHAREHOLDER APPROVAL AT THE 1997 ANNUAL MEETING


1.  PURPOSE.

    The purposes of the 1994 Incentive Award Plan (the "Plan") are to provide long-term incentives and rewards to those employees largely responsible for the success and growth of Citation Corporation and its subsidiaries and divisions (the "Company"), to assist the Company in attracting and retaining executives with experience and ability on a basis competitive with industry practices, and to associate the interests of such key employees with those of the Company's shareholders.

2.  ADMINISTRATION OF THE PLAN.

    (a) COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Board of Directors shall appoint at least two of its members to the Committee. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), no person shall be appointed as a member of the Committee who is not "disinterested" as defined in Rule 16b-3 of the 1934 Act. Notwithstanding the foregoing, it is hereby acknowledged that prior to the registration of the Common Stock, $.01 par value, of the Company ("Common Stock") under the 1934 Act, the Board of Directors shall serve as the Committee.

    (b) COMMITTEE ACTIONS. Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

    (c) COMMITTEE POWERS. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to (i) select the employees to be granted awards under the Plan ("Participants"), (ii) determine the type, size and terms of awards to be made to each Participant, including whether or not such awards shall be issued for any consideration and, if issued for consideration, the amount and type of consideration, (iii) determine the consideration to be paid upon exercise of an ISO or NSO, as defined herein, (iv) determine the time when awards will be granted and (v) establish objectives and conditions for awards, including any holding period for awards or securities awarded, the effects of termination of employment or disability on awards, vesting requirements and the form of payment of awards. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate, except that the Committee may not delegate its authority with regard to any matter or action affecting an officer or other person subject to Section 16 of the 1934 Act.

    (d) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any employee of the Company.

3.  ELIGIBILITY.

    (a) Active full-time and part-time key employees of the Company, its subsidiaries and divisions, whether or not directors of the Company, shall be eligible to participate in the Plan; directors of the Company who are not employees are not eligible. The Committee, or its delegate, shall designate Participants from among such eligible key employees.

    (b) Subject to the limits set forth in this Plan, the Committee at any time may grant additional awards to Participants to whom the Committee had previously granted awards, so that a Participant may hold more than one award at the same time.

4.  AWARDS.

    (a) TYPES. The Committee may authorize awards under the Plan of any one or a combination of: nonqualified stock options ("NSO"), incentive stock options ("ISO"), stock appreciation rights ("SAR"), and restricted stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan. All Incentive Stock Options ("ISOs") awarded hereunder are intended to comply with Internal Revenue Code of 1986, as amended ("Code"), Sections 422 and 424 and all provisions of the Plan and all ISOs granted shall be construed to effectuate that intent. Each award shall be subject to the terms and conditions set forth herein and as determined by the Committee. Committee determinations as to eligibility, form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among Participants who receive or are eligible for awards hereunder, whether or not such individuals are similarly situated.

    (b) GUIDELINES. The Committee may adopt from time to time policies for its implementation of the Plan. Such policies may include, but need not be limited to, the type, size and term of awards to be made to Participants who are eligible key employees and the conditions for payment of such awards. All awards shall be evidenced by a written agreement between the Participant and the Company in the form and containing the terms and conditions authorized by the Committee.

    (c) MAXIMUM AWARDS. A Participant may be granted multiple awards under the Plan but no one Participant may be granted, in the aggregate, awards that would result in his or her receiving more than 10% of the maximum number of shares of Common Stock available for award under the Plan.

5.  TERMS OF STOCK OPTIONS.

    The Committee may grant options qualifying as ISOs under the Code and NSOs (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

    (a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Unless otherwise determined by the Committee, fair market value shall be deemed to be the mean between the highest and lowest sales prices of the Common Stock on the Consolidated Transaction Reporting System on the date the Stock Option is granted.

    (b) PERIOD OF OPTION. The period of each Stock Option shall be fixed by the Committee.

    (c) PAYMENT. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

    (d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

    (e) TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment (for any reason other than retirement, death or termination for deliberate, willful, or gross misconduct), Stock Option privileges for such Participant shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Participant's employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of such termination of employment as may be established by the Committee. If a Participant's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

    (f) RETIREMENT. Upon retirement of the Participant, Stock Option privileges for such Participant shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of the Participant may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

    (g) DEATH. Upon the death of a Participant, Stock Option privileges for such Participant shall apply to those shares that were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option.

    (h) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not grant, in the aggregate under all plans of the Company, a Participant ISOs that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock with respect to which such ISOs are granted, at the time the ISOs are granted, exceeds $100,000.

6.  TERMS OF STOCK APPRECIATION RIGHTS

    The Committee may, in its discretion, grant a stock appreciation right to receive the appreciation in the fair market value of shares of Common Stock ("SAR") either singly or in combination with an underlying Stock Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

    (a) TIME AND PERIOD OF GRANT. If an SAR is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If an SAR is granted with respect to an underlying Stock Option, at the time the SAR is granted the Committee may limit the exercise period for such SAR, before and after which period no SAR shall attach to the underlying Stock Option. In no event shall the exercise period for an SAR granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If an SAR is granted without an underlying Stock Option, the period of exercise of the SAR shall be set by the Committee.

    (b)  VALUE OF SAR.  If an SAR is granted with respect to an underlying
Stock Option, the Participant will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If an SAR is granted without an underlying Stock Option, the Participant will receive upon exercise of the SAR an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such SAR is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the SAR.

    (c) PAYMENT OF SAR. Payment of an SAR shall be in the form of shares of Common Stock, cash, or a combination thereof. The form of payment upon exercise of an SAR shall be determined by the Committee either at the time of grant of the SAR or at the time of exercise of the SAR.

7.  TERMS OF RESTRICTED STOCK.

    The Committee may issue shares of Common Stock to a Participant which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe for the award of restricted stock ("RS"):

    (a) REQUIREMENT OF EMPLOYMENT. A Participant awarded an RS must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the Participant leaves the employment of the Company prior to the end of the Restriction Period, the RS shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion of the RS at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

    (b) RESTRICTIONS ON TRANSFER AND LEGEND OF STOCK CERTIFICATES. During the Restriction Period, the Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock. Each certificate for shares of Common Stock issued hereunder shall contained a legend giving appropriate notice of the restrictions in the grant.

    (c) CUSTODY OF CERTIFICATES. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for shares of Common Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any award of RS that the Participant shall have delivered a stock power endorsed in blank relating to the RS.

    (d) LAPSE OF RESTRICTIONS. All restrictions imposed under the RS shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The Participant shall then be entitled to have the legend removed from the certificates.

    (e) DIVIDENDS. The Committee shall, in its discretion, at the time of the award of RS, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Restriction Period.

8.  SHARES OF STOCK SUBJECT TO THE PLAN.

    (a) AGGREGATE SHARES. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 1,750,000 shares of Common Stock. Shares to be delivered or purchased under the Plan may be either shares of authorized but unissued Common Stock or treasury shares.


    (b) ANNUAL MAXIMUM. On an after August 15, 1996, no more than 200,000 shares of Common Stock shall, in any fiscal year, be first available for award in any such year, so that awards for shares that may be delivered or purchased under the Plan shall not during any fiscal year exceed an aggregate of 200,000 shares of Common Stock in addition to the shares theretofore available. It is the intent of this provision that in the event awards for fewer than 200,000 shares are made in any year, the remainder shall thereafter be available for award, together any shares available for grant prior to August 15, 1996 and any shares that become available pursuant to section 8 (c) hereafter.

    (c) REACQUIRED SHARES. In the event of a lapse, expiration, termination or cancellation of any award granted under the Plan without the issuance of shares or payment of cash, or if shares are issued as RS hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such award may again be used for new awards hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

9.  DILUTION AND OTHER ADJUSTMENTS.

    In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any Participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.

10. MISCELLANEOUS PROVISIONS.

    (a) RIGHTS AS SHAREHOLDER. A Participant under the Plan shall have no rights as a holder of Common Stock with respect to awards of Stock Options or SARs hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

    (b) ASSIGNMENT OR TRANSFER. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, awards hereunder are exercisable only by, and payable only to, the Participant or if the Participant is disabled, by the participant's duly appointed guardian or legal representative.

    (c) REQUIREMENTS FOR TRANSFER. No shares of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any Participant upon such Participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

    (d) WITHHOLDING TAXES. The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. Alternatively, the Company may issue or transfer the number of shares of Common Stock under an award net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. The obligation of the Company to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

    (e) NO RIGHTS TO AWARDS. No employee or other person shall have any claim or right to be granted an award under the Plan.

    (f) COMPLIANCE WITH SECTION 16(b). Transactions under this Plan and each award to a person subject to Section 16 of the 1934 Act are intended to comply with Rule 16b-3 (or its successors) under the 1934 Act, and the Committee shall impose such minimum holding periods, requirements on the timing of elections and other restrictions on any award as it may deem needed for such compliance. To the extent any provision of this Plan, agreements entered into pursuant thereto or any action by the Committee fails to comply with Rule 16b-3 (or its successors) under the 1934 Act, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    (g) COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any award nor to any Participant receiving an award.

    (h) THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT. No provision in the Plan or any award shall confer upon any employee any right to continue in the employment of the Company or any subsidiary or division of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary or division of the Company to terminate his employment or of the right of shareholders of the Company to remove such employee or person as a director at any time for any reason.

    (i) APPROVAL OF SHAREHOLDERS, ETC. The Company shall submit the Plan to its shareholders for approval within 12 months of the adoption of the Plan by the Board of Directors; provided further that unless shareholder approval is obtained within said twelve-month period, both the Plan and all outstanding awards shall be rendered immediately void and of no effect.

11. AMENDMENTS AND TERMINATION.

    The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

    Unless the holders of at least a majority of the outstanding shares of Common Stock of the Company shall have first approved thereof, no amendment of the Plan shall be effective that would increase the maximum number of shares which may be delivered under the Plan or to any one individual or extend the maximum period during which awards may be granted under the Plan or make such other changes in the Plan which would require shareholder approval pursuant to Rule 16b-3 under the 1934 Act.

    With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

12. EFFECTIVE DATE AND TERM OF PLAN.

    The Plan shall become effective on the date it is approved by the Board of Directors of the Company. No awards shall be made under the Plan after December 31, 2003. The Plan will continue in effect for existing awards so long as any such award is outstanding.



                            ------------------------------

                                        PROXY

                                 CITATION CORPORATION

             Proxy for Annual Meeting of Shareholders, February 18, 1997

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints T. Morris Hackney and R. Conner Warren and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Citation Corporation (the Company) the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on February 18, 1997, and at any adjournment thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary below):

         A. Derrill Crowe                   Van L. Richey
         Franklyn Esenberg                  Frederick F. Sommer
         William W. Featheringill           R. Conner Warren
         T. Morris Hackney                  Hugh G. Weeks
         Frank B. Kelso, II

    [ ]  FOR all nominees listed above           [ ]  VOTE WITHHELD
         (except as marked to the                     to vote for all
          contrary)                                   nominees listed above

    (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

--------------------------------------------------------------------------------


2. The proposal to authorize additional shares for issuance under the Company's Incentive Award Plan.

    [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

3.  Ratification of the appointment of independent auditors.

    [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposals 1 through 3.

Dated                      , 19             Phone No.
      ---------------------    ----                   ----------------------



                                            -----------------------------------
                                            Signature of Stockholder



                                            -----------------------------------
                                            Signature of Stockholder



Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.